NEWS RELEASE

EVEREST RE GROUP, LTD.
c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados

Contact:
James H. Foster
Senior Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Announces Third Quarter Earnings

    ST. MICHAEL, Barbados – October 20, 2003 — Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2003 after-tax operating income, which excludes realized capital gains and losses, of $126.2 million, or $2.23 per diluted share, an 89.9% increase compared to $66.5 million, or $1.29 per diluted share, in the third quarter of 2002. Third quarter 2003 net income increased 63.7% to $100.3 million, or $1.77 per diluted share, compared to $61.3 million, or $1.19 per diluted share, in the third quarter of 2002. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        For the nine months ended September 30, 2003, after-tax operating income was $337.4 million, or $6.20 per diluted share, an increase of 66.9% compared to $202.2 million, or $3.97 per diluted share, in 2002. Net income in the first nine months of 2003 was $304.2 million, or $5.59 per diluted share, an increase of 73.1% compared to $175.7 million, or $3.45 per diluted share, in 2002.

        Gross premiums written for the third quarter of 2003 were $1.24 billion, a 75.1% increase compared to $708.0 million in 2002. Net premiums written were $1.18 billion, an increase of 79.2% from $660.6 million for the third quarter of 2002. The Company’s GAAP combined ratio in the third quarter was 95.0% compared to 96.7% in 2002. Net investment income for the third quarter was $100.3 million compared to $86.4 million in the third quarter of 2002. Cash flow from operations for the third quarter of 2003 was $492.3 million, an increase of 173.6% from $179.9 million in the third quarter of 2002.

        For the nine months ended September 30, 2003, gross premiums written were $3.31 billion, a 71.1% increase from $1.93 billion in the first nine months of 2002. Net premiums written grew 71.1% to $3.12 billion from $1.83 billion in 2002. The GAAP combined ratio for the first nine months of 2003 was 94.7% compared to 97.8% in 2002. Net investment income for the nine months ended September 30, 2003 was $295.7 million, an increase of 12.5% from $262.8 million in 2002. Cash flow from operations in the first nine months was $1.17 billion, compared to $455.0 million in the first nine months of 2002.

        At September 30, 2003, the Company’s shareholders’ equity was $3.03 billion, or $54.47 per outstanding share. The change in book value per share represents a 17.0% increase from shareholders’ equity of $2.37 billion, or $46.55 per outstanding share, at December 31, 2002.

        The Company also increased its estimate of 2004 operating earnings to $10.00 — $11.00 per diluted share, absent any unusual losses or market developments.

        The Company also announced that its subsidiary, Everest Reinsurance Company has reached agreement, subject to regulatory approval, to sell its United Kingdom branch to another of the Company’s subsidiaries, Everest Reinsurance (Bermuda) Ltd. The Company further announced that another of its subsidiaries, Everest National Insurance Company, has opened a regional office in California to better serve its western United States businesses.

        This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. In particular, our forecasts of future earnings are forward looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the US and international markets. Everest Reinsurance (Bermuda), Ltd. provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the United States. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the United States. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the third quarter results will be held at 8:30 a.m. Eastern Standard Time on October 21, 2003. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financials/Financial Reports” section. The supplemental financial information may also be obtained by contacting the Company directly.

— Financial Details Follow —

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,046,353	$555,600	$2,643,211	$1,549,138
Net investment income	100,283	86,412	295,720	262,782
Net realized capital loss	(30,055)	(7,680)	(41,543)	(42,543)
Net derivative income (expense)	3,784	(12,466)	2,389	(17,606)
Other (expense) income	(424)	1,136	(6,024)	(435)

Total revenues	1,119,941	623,002	2,893,753	1,751,336

CLAIMS AND EXPENSES:
Incurred loss and loss adjustment expenses	738,254	392,082	1,836,767	1,097,765
Commission, brokerage, taxes and fees	232,548	127,956	599,762	369,285
Other underwriting expenses	22,933	17,299	66,717	48,148
Distributions related to trust preferred securities	4,121	--	12,364	--
Interest expense on senior notes	9,733	9,730	29,197	29,186
Interest expense on credit facility	327	966	1,035	2,728

Total claims and expenses	1,007,916	548,033	2,545,842	1,547,112

INCOME BEFORE TAXES	112,025	74,969	347,911	204,224
Income tax expense	11,699	13,699	43,663	28,486

NET INCOME	$100,326	$61,270	$304,248	$175,738

Other comprehensive (loss) income, net of tax	(126,705)	117,718	45,544	88,920

COMPREHENSIVE (LOSS) INCOME	$(26,379)	$178,988	$349,792	$264,658

PER SHARE DATA:
Average shares outstanding (000's)	55,499	50,977	53,514	50,139
Net income per common share - basic	$1.81	$1.20	$5.69	$3.51

Average diluted shares outstanding (000's)	56,562	51,627	54,408	50,974
Net income per common share - diluted	$1.77	$1.19	$5.59	$3.45

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)

	September 30,	December 31,

	2003	2002

ASSETS:	(unaudited)
Fixed maturities - available for sale, at market value
(amortized cost: 2003, $7,877,293; 2002, $6,460,839)	$8,241,804	$6,779,858
Equity securities, at market value (cost: 2003, $59,965 ; 2002, $56,841)	57,427	47,473
Short-term investments	395,498	169,116
Other invested assets	92,419	53,856
Cash	141,637	208,830

Total investments and cash	8,928,785	7,259,133
Accrued investment income	115,314	85,959
Premiums receivable	946,464	673,377
Reinsurance receivables	1,190,314	1,116,362
Funds held by reinsureds	156,378	121,308
Deferred acquisition costs	301,479	207,416
Prepaid reinsurance premiums	89,126	63,437
Deferred tax asset	147,926	139,176
Other assets	217,439	198,435

TOTAL ASSETS	$12,093,225	$9,864,603

LIABILITIES:
Reserve for losses and adjustment expenses	$5,786,721	$4,905,582
Future policy benefit reserve	213,603	227,925
Unearned premium reserve	1,383,017	872,340
Funds held under reinsurance treaties	378,978	347,360
Losses in the course of payment	53,691	45,511
Contingent commissions	79	1,932
Other net payable to reinsurers	80,500	61,244
Current federal income taxes	3,110	(16,696)
8.5% Senior notes due 3/15/2005	249,850	249,780
8.75% Senior notes due 3/15/2010	199,223	199,158
Revolving credit agreement borrowings	70,000	70,000
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debentures
("trust preferred securities")	210,000	210,000
Accrued interest on debt and borrowings	3,830	13,481
Other liabilities	433,551	308,340

Total liabilities	9,066,153	7,495,957

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	--	--
Common shares, par value: $0.01; 200 million shares authorized;
55.6 million shares issued in 2003 and 50.9 million shares
issued in 2002	560	513
Additional paid-in capital	946,878	618,521
Unearned compensation	(5,543)	(340)
Accumulated other comprehensive income, net of
deferred income taxes of $97.3 million in 2003 and
$74.4 million in 2002	267,086	221,542
Retained earnings	1,841,041	1,551,360
Treasury shares, at cost; 0.5 million shares in 2003 and 0.5 million
shares in 2002	(22,950)	(22,950)

Total shareholders' equity	3,027,072	2,368,646

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,093,225	$9,864,603

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(unaudited)		(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	$492,282	$179,898	$1,173,147	$454,978

CASH FLOWS FROM INVESTING ACTIVITIES :
Proceeds from investments sold	354,750	250,447	973,973	1,379,049
Proceeds from investments maturing or called	266,219	201,891	668,164	477,886
Cost of investments acquired	(914,343)	(590,937)	(2,969,313)	(2,367,638)
Net purchases of short-term investments	(182,587)	(42,376)	(224,051)	(237,272)

Net cash used in investing activities	(475,961)	(180,975)	(1,551,227)	(747,975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	3,028	100	323,104	348,085
Purchase of treasury stock	--	(22,895)	--	(22,895)
Dividends paid to shareholders	(4,996)	(4,069)	(14,567)	(12,276)
Borrowings on revolving credit agreement	--	25,000	--	45,000
Repayments on revolving credit agreement	--	(5,000)	--	(25,000)

Net cash (used in) provided by financing activities	(1,968)	(6,864)	308,537	332,914

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,625)	3,236	2,350	8,431

Net increase (decrease) in cash	6,728	(4,705)	(67,193)	48,348
Cash, beginning of period	134,909	124,931	208,830	71,878

Cash, end of period	$141,637	$120,226	$141,637	$120,226